Exhibit 3.33

ARTICLES OF INCORPORATION

OF

BUCKEYE CHECK CASHING INC.

December 15, 1986

The undersigned, who is a citizen of the United States, desiring to form a corporation for profit under the Ohio General Corporation law, does hereby certify:

FIRST:                                The name of the corporation shall be Buckeye Check Cashing Inc.

SECOND:                 The place in Ohio where the principal office is to be located is the City of Dublin, County of Delaware.

THIRD:                           The purpose or purposes for which it is formed are:

a.                                      Generally, consistent with the provisions of §1701.04(A)(3) of the Ohio Revised Code, to engage in any lawful act or activity for which corporations may be formed under §1701.01 through §1701.98, inclusive, of the Revised Code.

FOURTH:                The maximum number of shares of all classes which the corporation is authorized to have outstanding is Seven Hundred Fifty (750) common without par value.

FIFTH:                               The amount of stated capital with which the corporation will begin business shall not be less than Five Hundred and 00/100 Dollars ($500.00).

SIXTH:                             The Board of Directors is hereby authorized to fix and determine, and to vary, the amount of working capital of the corporation, to determine whether any, and, if any, what part of the surplus, however created or arising, shall be used or disposed of, or declared in dividends, or paid to shareholders, and without action by the shareholders, to use and apply such surplus, or any part thereof, or such part of the stated capital of the corporation as is permitted under the provisions of

§1701.35 of the Ohio Revised Code, or any statute of like tenor or effect which is hereinafter enacted, at any time, or from time to time, in the purchase or acquisition of shares of any class, voting-trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation, or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

SEVENTH:         Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Law of said State are increased, diminished, or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to the corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

EIGHTH:                  A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise. No transaction or contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, director or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction or contract or act of the corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or trustee, or any trust of which he is a trustee or beneficiary, is interested in said transaction, contract or act; provided the fact that such director or officer or such firm or such corporation or such trust is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, and any officer of the corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director or trustee, or any trust of which he is a trustee or beneficiary, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, then not withstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

NINTH:                           The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense, or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding, referred to in the above two paragraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article Ninth, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstance because he has met the applicable standard of conduct set forth in the first two paragraphs of this Article Ninth. Such determination shall be made

(a)                                      by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or

(b)                                      if such quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five years, or

(c)                                       by the shareholders, or

(d)                                      by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

Any determination made by the disinterested directors under provision (a) above or by independent legal counsel under provision (b) above, of this subdivision shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation under the second paragraph of this Article Ninth, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action, suit or proceeding was brought to review the reasonableness of such determination.

Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in the first two paragraphs of this Article Ninth, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Ninth.

The indemnification provided by this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

TENTH:                         Notwithstanding any provision of any statute of the State of Ohio, now or hereafter in force, requiring for any purpose the vote of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, any action, unless otherwise expressly required by statute, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of January, 1987.

/s/ Joseph E. Budde, Sr.
Joseph E. Budde, Sr.